UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 21, 2006 (November 20, 2006)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2006 (the “Effective Date”), EM Columbus II, LLC (the “Company”), an affiliate of Glimcher Realty Trust (the “Registrant”), entered into a Loan Agreement (the “Agreement”) with Lehman Brothers Bank, FSB (“Lehman”) to borrow $43,000,000 (the “Loan”).

Under the Agreement, the term of the Loan is ten (10) years with a maturity date of December 11, 2016 (the “Maturity Date”). The interest rate of the Loan shall be 5.865%. The Loan is non-recourse and evidenced by a promissory note secured by a first mortgage lien and assignment of leases and rents on the Registrant’s Eastland Mall located in Columbus, OH. The mortgage and assignment are evidenced by an: i) Open-End Mortgage and Security Agreement and ii) Assignment of Leases and Rents, each dated as of the Effective Date and executed by the Company and Lehman.

The Agreement requires the Company to make interest only periodic payments for the first two years of the Loan’s term and, beginning on the second anniversary of the Effective Date, the Company shall make monthly payments of interest and principal based on a thirty (30) year amortization schedule until the Maturity Date at which time all outstanding principal and accrued interest shall be due and payable. The Agreement does not permit the Company to make any voluntarily prepayments on the Loan prior to the Maturity Date. Lehman has the right under the Agreement to securitize the Loan and the Agreement contains default and defeasance provisions customary for transactions of this nature. Lehman may accelerate repayment of all outstanding amounts owed by the Company under the Loan in the event of a default that remains uncured.

As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), entered into a guarantee agreement with Lehman, dated as of the Effective Date, under which GPLP guarantees to protect Lehman against losses that Lehman may incur by reason of intentional misrepresentations or misappropriations by the Company or following certain intentional defaults by the Company under the Loan. Lehman has had other financing arrangements with the Registrant and its affiliates in the past.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01 Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: November 21, 2006	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary